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                                                                       Exhibit 2

                          Endorsed-Filed in the Office of the Secretary of State
                                                      of the State of California
                                                                 August 26, 2003
                                               Kevin Shelley, Secretary of State

                               AGREEMENT OF MERGER

         This Agreement of Merger is entered into between Franklin Telecommunications Corp., a California corporation (the "Surviving Corporation"), and Accetio, Inc., a California corporation (the "Merging Corporation").

         1. Merging Corporation shall be merged into Surviving Corporation.

         2. Each outstanding share of Merging Corporation shall be converted to
         34.1743 shares of Surviving Corporation.

         3. The outstanding shares of Surviving Corporation shall remain outstanding and are not affected by the merger.

         4. Article I of the Restated Articles of Incorporation of the Surviving Corporation shall be amended to read in its entirety as follows:

                  1. The name of the corporation is:

                           Franklin Wireless Corp.

         5. Merging Corporation shall from time to time, as and when requested by Surviving Corporation, execute and deliver all such documents and instruments and take all such action necessary or desirable to evidence or carry out this merger.

         6. The effect of the merger and the effective date of the merger are as prescribed by law.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of August 15, 2003.

                                              Franklin Telecommunications Corp.

                                              By: /s/ Frank W. Peters
                                                  -----------------------------
                                                   President

                                              By:  /s/ Helen West
                                                  -----------------------------
                                                   Secretary



                                              Accetio, Inc.

                                              By:  /s/ O.C. Kim
                                                  -----------------------------
                                                   President

                                              By:  /s/ O.C. Kim
                                                  -----------------------------
                                                   Secretary

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                        FRANKLIN TELECOMMUNICATIONS CORP.
                   OFFICERS' CERTIFICATE OF APPROVAL OF MERGER

The undersigned, Frank Peters and Helen West, do hereby certify that:

         1. They are the President and Secretary, respectively, of Franklin Telecommunications Corp., a California corporation ("the Company").

         2. The principal terms of the Agreement of Merger in the form attached to this Certificate providing for the merger of Accetio, Inc., a California corporation, with and into the Company, were duly approved by the Board of Directors of the Company.

         3. The authorized capital stock of the Company consists of 900,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock. There are 155,911,030 shares of Common Stock issued and outstanding and no shares of Preferred Stock issued or outstanding. The votes of holders of more than fifty percent (50%) of the outstanding shares of Common Stock of the Company were required to approve the Agreement of Merger.

         4. The Agreement of Merger was approved by the consent of the holders of more than fifty percent (50%) of the outstanding shares of Common Stock of the Company, which vote exceeded the vote required.

         We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

         IN WITNESS WHEREOF, the undersigned have executed this Certificate as of August 15, 2003.

                                                  /s/Frank W. Peters
                                                  -----------------------------
                                                  Frank W. Peters, President


                                                  /s/Helen West
                                                  -----------------------------
                                                  Helen West, Secretary

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                                  ACCETIO, INC.

                   OFFICERS' CERTIFICATE OF APPROVAL OF MERGER

         The undersigned, O.C. Kim, does hereby certify that:

         1. He is the President and Secretary of Accetio, Inc., a California corporation ("Accetio").

         2. The Agreement of Merger in the form attached to this Certificate providing for the merger of Accetio with and into Franklin Telecommunications Corp., a California corporation, was duly approved by the Board of Directors of Accetio.

         3. The authorized capital stock of Accetio consists of 40,000,000 shares of Common Stock and 20,000,000 shares of Preferred Stock. There are 18,248,931 shares of Common Stock outstanding, and no shares of Preferred Stock outstanding. A vote of more than fifty percent (50%) of the outstanding shares of Common Stock of Accetio was required to approve the Agreement of Merger.

         4. The Agreement of Merger was approved by the consent of the holders of more than fifty percent (50%) of the outstanding shares of Common Stock of Accetio, which vote exceeded the vote required.

         The undersigned declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

         IN WITNESS WHEREOF, the undersigned have executed this Certificate as of August 15, 2003.

                                                  /s/ O.C. Kim
                                                  -----------------------------
                                                  O.C. Kim, President

                                                  /s/ O.C. Kim
                                                  -----------------------------
                                                  O.C. Kim, Secretary